PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2014

NEW YORK, NY -- (Marketwired - November 13, 2014) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2014.

HIGHLIGHTS
Quarter ended September 30, 2014
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                         $       348.4
  Net assets                                   $       214.5
  Net asset value per share                    $       14.40
  Credit Facility (cost $146.4)                $       146.9

Yield on debt investments at quarter-end                 8.2%

Operating Results:                               Year Ended   Quarter Ended
                                               -------------  -------------
  Net investment income                        $        16.6  $         5.3
  GAAP net investment income per share         $        1.12  $        0.36
  Reversal of capital gain incentive fee
   accrued but not payable per share           $           -  $       (0.04)
  Credit Facility amendment costs per share    $        0.05  $           -
  Core net investment income per share (1)     $        1.17  $        0.32
  Distributions declared per share             $        1.08  $        0.27

Portfolio Activity:
  Purchases of investments                     $       248.1  $        63.1
  Sales and repayments of investments          $       225.6  $        78.8

  Number of new portfolio companies invested              36              7
  Number of existing portfolio companies
   invested                                               33              8
  Number of portfolio companies                           72             72

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending our senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 14, 2014

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 14, 2014 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 378-0320 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2393. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through November 28, 2014 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1113253.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2014, our portfolio totaled $348.4 million and consisted of $302.5 million of senior secured loans, $36.5 million of second lien secured debt and $9.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 5% fixed-rate investments. As of September 30, 2014, we had one non-accrual debt investment, representing 0.6% of our overall portfolio on a cost basis. Overall, the portfolio had unrealized appreciation of $0.1 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.2%, and was invested 87% in senior secured loans, 10% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

As of September 30, 2013, our portfolio totaled $317.8 million and consisted of $281.0 million of senior secured loans, $27.5 million of second lien secured debt and $9.3 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 92% variable-rate investments (including 89% with a LIBOR or prime floor) and 8% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $1.5 million. Our overall portfolio consisted of 83 companies with an average investment size of $3.8 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 9% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

For the three months ended September 30, 2014, we invested $63.1 million in seven new and eight existing portfolio companies with a weighted average yield on debt investments of 9.3%. Sales and repayments of investments for the three months ended September 30, 2014 totaled $78.8 million. This compares to the three months ended September 30, 2013, in which we invested $118.2 million in 21 new and eight existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments totaled $54.3 million for the same period.

For the fiscal year ended September 30, 2014, we invested $248.1 million of investments in 36 new and 33 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the year ended September 30, 2014 totaled $225.6 million. This compares to the fiscal year ended September 30, 2013, in which we invested $316.5 million issued by 75 new and 19 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments totaled $174.9 million for the same period.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2014 and 2013.

Investment Income

Investment income for the three months ended September 30, 2014 and 2013 was $8.2 million and $6.1 million, respectively, and was attributable to $6.4 million and $5.2 million from senior secured loans, $1.3 million and $0.6 million from second lien secured debt and $0.5 million and $0.3 million from subordinated debt, respectively.

Investment income for the years ended September 30, 2014 and 2013 was $30.4 million and $18.9 million, respectively, and was attributable to $24.5 million and $16.0 million from senior secured loans, $4.2 million and $1.6 million from second lien secured debt and $1.7 million and $1.3 million from subordinated debt, respectively. The increase in investment income over the prior year is primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2014 and 2013 totaled $2.9 million and $2.5 million, respectively. Base management fee for the same periods totaled $0.9 million and $0.7 million, incentive fee totaled $0.5 million and $0.9 million (including $(0.6) million and $0.4 million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $0.9 million and $0.4 million, general and administrative expenses totaled $0.5 million and $0.4 million and excise taxes were $0.1 million and less than $0.1 million, respectively.

Expenses for the years ended September 30, 2014 and 2013 totaled $13.7 million and $8.3 million, respectively. Base management fee for the same periods totaled $3.7 million and $2.2 million, incentive fee totaled $3.5 million and $1.9 million (including $0.1 million and $0.4 million, respectively, on net unrealized gains accrued but not payable), Credit Facility expenses totaled $4.2 million and $2.3 million (including $0.7 million and $0.4 million, respectively, of Credit Facility amendment expenses), general and administrative expenses totaled $1.8 million and $1.8 million and excise taxes were $0.5 million and $0.1 million, respectively. The increase in expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $5.3 million and $3.6 million, or $0.36 and $0.25 per share, for the three months ended September 30, 2014 and 2013, respectively. Core net investment income, a non-GAAP financial measure, totaled $4.8 million and $4.0 million, or $0.32 and $0.28 per share, for the three months ended September 30, 2014 and 2013, respectively.

Net investment income totaled $16.6 million and $10.5 million, or $1.12 and $1.10 per share, for the years ended September 30, 2014 and 2013, respectively. Core net investment income, a non-GAAP financial measure, totaled $17.4 million and $11.3 million, or $1.17 and $1.18 per share, for the same periods. The increase in net investment income was due to a larger portfolio, which was partially offset by Credit Facility amendment costs.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2014 and 2013 totaled $78.8 million and $54.3 million, respectively. Net realized gains totaled $1.1 million and $0.4 million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2014 and 2013 totaled $225.6 million and $174.9 million, respectively. Net realized gains totaled $2.9 million and $3.6 million, respectively. The decrease in realized gains over the prior year was driven by changes in market conditions of our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2014 and 2013, we reported unrealized (depreciation) appreciation on investments of $(3.6) million and $1.5 million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $0.5 million and zero, respectively, for the same periods.

For the years ended September 30, 2014 and 2013, we reported unrealized appreciation (depreciation) on investments of $1.6 million and $(1.7) million, respectively. As of September 30, 2014 and 2013, net unrealized appreciation (depreciation) on investments totaled $0.1 million and $(1.5) million, respectively. The change compared to prior year was the result of the overall variation in the leveraged finance markets.

For the years ended September 30, 2014 and 2013, our Credit Facility had a change in unrealized appreciation of $0.5 million and $0.4 million, respectively. As of September 30, 2014 and 2013, net unrealized appreciation on our Credit Facility totaled $0.5 million and zero, respectively. The change compared to prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $2.3 million and $5.4 million, or $0.15 and $0.39 per share, for the three months ended September 30, 2014 and 2013, respectively.

Net change in net assets resulting from operations totaled $20.5 million and $12.0 million, or $1.38 and $1.25 per share, for the fiscal years ended September 30, 2014 and 2013, respectively. We found attractive investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of September 30, 2014 and 2013, we had $146.4 million and $99.6 million of outstanding borrowings under the Credit Facility, respectively, and carried an annual interest rate of 2.16% and 2.18%, respectively, excluding the 0.375% undrawn commitment fee.

The annualized weighted average cost of debt for the years ended September 30, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.35% and 2.59%, respectively.

Our operating activities used cash of $22.2 million for the year ended September 30, 2014, and our financing activities provided cash of $30.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

Our operating activities used cash of $124.4 million for the year ended September 30, 2013, and our financing activities provided cash of $125.1 million for the same period. Our operating activities used cash primarily for net investing that was provided from public offerings and net draws under the Credit Facility.

DISTRIBUTIONS

During the three months ended September 30, 2014 and 2013, we declared distributions of $0.27 and $0.26 per share, respectively, for total distributions of $4.0 million and $3.9 million, respectively. During the years ended September 30, 2014 and 2013, we declared distributions of $1.08 and $1.03 per share, respectively, for total distributions of $16.1 million and $10.0 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                               September 30,  September 30,
                                                    2014           2013
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost -- $348,354,295 and $319,283,468,
   respectively)                               $ 348,428,492  $ 317,803,894
Cash equivalents                                  13,113,817      4,578,249
Interest receivable                                1,773,870      2,140,802
Receivable for investments sold                    9,001,938      3,659,185
Prepaid expenses and other assets                    556,359        619,737
                                               -------------  -------------
    Total assets                                 372,874,476    328,801,867
                                               -------------  -------------
Liabilities
Distributions payable                              1,340,825      1,303,580
Payable for investments purchased                  3,162,000     14,021,588
Unfunded investments                               2,705,882        934,555
Credit Facility payable (cost -- $146,400,000
 and $99,600,000, respectively)                  146,949,000     99,600,000
Interest payable on Credit Facility                  284,906        189,934
Management fee payable                               914,978        731,635
Performance-based incentive fee payable            2,180,604      1,164,090
Accrued other expenses                               808,571        790,091
                                               -------------  -------------
    Total liabilities                            158,346,766    118,735,473
                                               -------------  -------------
Commitments and contingencies
Net Assets
Common stock, 14,898,056 shares issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                       14,898         14,898
Paid-in capital in excess of par value           207,226,615    207,481,368
Undistributed net investment income                4,878,091        474,766
Accumulated net realized gain on investments       2,882,909      3,574,936
Net unrealized appreciation (depreciation) on
 investments                                          74,197     (1,479,574)
Net unrealized appreciation on Credit Facility      (549,000)             -
                                               -------------  -------------
    Total net assets                           $ 214,527,710  $ 210,066,394
                                               -------------  -------------
    Total liabilities and net assets           $ 372,874,476  $ 328,801,867
                                               -------------  -------------
Net asset value per share                      $       14.40  $       14.10
                                               =============  =============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Years Ended September 30,
                                               ----------------------------
                                                    2014           2013
                                               -------------  -------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                     $  29,256,441  $  17,635,914
  Other income                                     1,100,391      1,231,654
                                               -------------  -------------
  Total investment income                         30,356,832     18,867,568
                                               -------------  -------------
Expenses:
  Base management fee                              3,702,826      2,196,038
  Performance-based incentive fee                  3,464,344      1,891,302
  Interest and expenses on the Credit Facility     3,471,347      1,853,958
  Administrative services expenses                   879,000        864,561
  Other general and administrative expenses        1,011,285        988,541
                                               -------------  -------------
  Expenses before excise tax and amendment
   costs                                          12,528,802      7,794,400
  Excise tax                                         479,425        122,897
  Credit Facility issuance and amendment costs       712,930        426,924
                                               -------------  -------------
  Total expenses                                  13,721,157      8,344,221
                                               -------------  -------------
  Net investment income                           16,635,675     10,523,347
                                               -------------  -------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                            2,873,525      3,574,936
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments       1,553,771     (1,735,965)
  Credit Facility (appreciation) depreciation       (549,000)      (377,500)
                                               -------------  -------------
  Net change in unrealized appreciation
   (depreciation) on investments and Credit
   Facility                                        1,004,771     (2,113,465)
                                               -------------  -------------
Net realized and unrealized gain from
 investments and Credit Facility                   3,878,296      1,461,471
                                               -------------  -------------
Net increase in net assets resulting from
 operations                                    $  20,513,971  $  11,984,818
                                               =============  =============
Net increase in net assets resulting from
 operations per common share                   $        1.38  $        1.25
                                               -------------  -------------
Net investment income per common share         $        1.12  $        1.10
                                               -------------  -------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com